Exhibit 13.1

JOINT CO-CEO/CFO CERTIFICATE REQUIRED

PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of CoolBrands International Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s report on Form 20-F for the fiscal year ended August 31, 2006, (the “Annual Report”), does not fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 inasmuch as the undersigned are not able to provide the full certification required by Exhibits 12 and 13 to Form 20-F and that information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                      August 31, 2007

     ”Michael Serruya”
Michael Serruya
Chief Executive Officer

      ”Ken MacKenzie”
 Ken J. MacKenzie
Chief Financial Officer